Exhibit 5.1

March 29, 2006

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Re:	Registration Statements on Form S-3 (Filing No. 333-132566) of BioMarin Pharmaceutical Inc.

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-132566), which was filed with the Securities and Exchange Commission (the “Commission”) on March 20, 2006 (the “Registration Statement”) and which became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement.

This opinion updates and supplements our opinion dated March 20, 2006, filed as an exhibit to the Registration Statement. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company dated March 29, 2006 (the “March 29 Form 8-K”) and incorporation by reference as Exhibit 5.1 to the Registration Statement.

Pursuant to the terms of the Registration Statement, the Company is offering an aggregate of 10,350,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), including 1,350,000 shares that are subject to an over-allotment option granted to the underwriters. The Shares are to be sold to the underwriters pursuant to that certain Purchase Agreement (the “Equity Purchase Agreement”), dated March 23, 2006, by and among the Company and the several underwriters named on Schedule A thereto, for sale to the public.

Pursuant to the terms of the Registration Statement, the Company is also offering an aggregate principal amount of $172,500,000 of 2.50% Senior Subordinated Convertible Notes due 2013 (the “Notes”), including $22.5 million of Notes that are subject to an over-allotment option granted to the underwriter. Said Notes are to be sold to the underwriter

BioMarin Pharmaceutical Inc.

March 29, 2006

pursuant to that certain Purchase Agreement (the “Debt Purchase Agreement”), dated March 23, 2006, by and between the Company and the underwriter named therein, for sale to the public. The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated March 29, 2006, between the Company and Wilmington Trust Company (the “Trustee”), the form of which was filed as an exhibit to the Registration Statement and, as executed on March 29, 2006, filed with the Commission as Exhibit 4.1 to the March 29, 2006 Form 8-K. The Base Indenture is supplemented by a First Supplemental Indenture (the “Supplemental Indenture”) filed with the Commission as Exhibit 4.2 to the March 29, 2006 Form 8-K. The Base Indenture and the Supplemental Indenture are collectively referred to herein as the “Indenture.”

As your counsel, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Shares and the Notes. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have also assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures.

In particular, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the Indenture, (iv) the form of Note filed with the Commission as Exhibit 4.3 to the March 29, 2006 Form 8-K, (v) the prospectus contained in the Registration Statement at the time it became effective (the “Base Prospectus”), (vi) the preliminary prospectus supplements, each dated March 20, 2006, relating to the offering of the Shares and the Notes, in the forms filed with the Commission under Rule 430B and 424(b) promulgated under the Act (the “Preliminary Prospectuses”), and (vii) the final prospectus supplements, each dated March 23, 2006, relating to the offering of the Shares and the Notes, in the forms filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectuses”). The Final Prospectus relating to the offering of the Shares, together with the Base Prospectus, are collectively referred to as the “Equity Prospectus.” The Final Prospectus relating to the offer of Notes, together with the Base Prospectus, are collectively referred to as the “Debt Prospectus.”

We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

BioMarin Pharmaceutical Inc.

March 29, 2006

As to questions of fact material to the opinions expressed herein, we have relied (without independent investigation) upon the representations of each party made in the Indenture and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and records of public officials.

Based upon and subject to the foregoing and the limitations, qualifications, and exceptions contained herein, we are of the opinion that:

1. When issued and sold in the manner described in the Registration Statement and the Equity Prospectus and as provided in the Equity Purchase Agreement (including the receipt by the Company of the purchase price therefor), the Shares will be legally issued, fully paid and nonassessable.

2. When (a) the Indenture has been duly executed and delivered by the Company and (b) the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and the Debt Purchase Agreement and as contemplated by the Registration Statement and the Debt Prospectus, the Notes will constitute valid and legally binding obligations of the Company.

3. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized, and when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed herein as to the Indenture and the Notes do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

BioMarin Pharmaceutical Inc.

March 29, 2006

We hereby consent to the use of this opinion as an Exhibit 5.1 to the March 29, 2006 Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus, the Preliminary Prospectuses and the Final Prospectuses, which form a part thereof.

We advise you that we are opining herein as to the effect on the subject transactions only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware. We call your attention to the fact that we are not licensed to practice in the State of Delaware. We express no opinion regarding the choice of law provisions of the Notes because the determination of which law applies is dependent on the specific facts and circumstances of each situation.

This opinion is furnished to you in connection with the specific legal matters expressly set forth herein. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP